Exhibit 99.1

MEDIA & INVESTOR CONTACT

Heather Worley, 214.932.6646

heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q1 2014

DALLAS – April 23, 2014 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2014.

“Our successful capital raising efforts in January 2014 have positioned us for growth in 2014 and beyond. We experienced exceptional core LHI growth in the first quarter, a period that can be seasonally challenging. We also demonstrated the benefit of our efforts to increase our competitive position in Mortgage Finance,” said Keith Cargill, President and CEO. “Our focus continues to be leveraging the recruiting success in the last twelve months that continued in the first quarter. The business model is producing solid growth and earnings for our shareholders in a challenging rate and regulatory environment.”

•	Loans held for investment, excluding mortgage finance, increased 5% and total loans increased 3% on a linked quarter basis, growing 29% and 22%, respectively, from the first quarter of 2013.

•	Demand deposits increased 3% and total deposits increased 5% on a linked quarter basis, growing 31% and 26%, respectively, from the first quarter of 2013.

•	Offerings of 1.9 million common shares and $175 million of 5.25% subordinated notes due 2026 were completed in January 2014, increasing regulatory capital by $281.5 million, and increasing outstanding common shares by 5% and annual interest expense $9.2 million.

•	Net income decreased 7% on a linked quarter basis and decreased 15% from the first quarter of 2013 attributable in part to the subordinated note offering.

•	EPS decreased 10% on a linked quarter basis and decreased 25% from the first quarter of 2013, attributable in part to the effects of the common stock and subordinated note offerings and the absence of preferred stock dividends in the first quarter of 2013.

FINANCIAL SUMMARY

(dollars and shares in thousands)

	Q1 2014	Q1 2013	% Change
QUARTERLY OPERATING RESULTS(1)
Net income	$28,261	$33,144	(15)%
Net income available to common shareholders	$25,823	$33,063	(22)%
Diluted EPS	$.60	$.80	(25)%
ROA	1.01%	1.38%
ROE	10.20%	15.82%
Diluted shares	43,220	41,429

BALANCE SHEET(1)
Total assets	$12,143,296	$10,020,565	21%
Demand deposits	3,451,294	2,628,446	31%
Total deposits	9,729,128	7,745,831	26%
Loans held for investment	8,928,033	6,920,011	29%
Loans held for investment, mortgage finance	2,688,044	2,577,830	4%
Total loans	11,616,077	9,497,841	22%
Stockholders’ equity	1,230,131	1,013,195	21%

(1)	Operating results, assets and loans are reporting from continuing operations

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income from continuing operations of $28.3 million and net income available to common shareholders of $25.8 million for the quarter ended March 31, 2014, compared to $33.1 million for both net income from continuing operations and net income available to common shareholders for the same period in 2013. On a fully diluted basis, earnings per common share from continuing operations were $.60 for the three months ended March 31, 2014, compared to $.80 for the same period in 2013. We completed an equity offering of 1.9 million shares in January 2014, which increased diluted shares by 1.2 million shares, or 3%, for the quarter. We also completed a $175.0 million subordinated debt offering in January 2014, which resulted in an additional $1.6 million in interest expense ($.02 per common share) during the first quarter. The results for the first quarter of 2014 also include $2.4 million ($.06 per common share) of preferred dividends that were not paid in the first quarter of 2013. The discussion below relates only to continuing operations.

Return on average common equity (“ROE”) was 10.20 percent and return on average assets was 1.01 percent for the first quarter of 2014, compared to 15.82 percent and 1.38 percent, respectively, for the first quarter of 2013. The sale of 1.9 million common shares in the first quarter of 2014 increased common equity by $106.5 million and had the effect of reducing ROE. Tangible book value per share increased more than $2.00, or approximately 10 percent, during the first quarter of 2014.

Net interest income was $108.3 million for the first quarter of 2014, compared to $111.5 million in the fourth quarter of 2013 and $98.0 million for the first quarter of 2013. The net interest margin in the first quarter of 2014 was 3.99 percent, a 28 basis point decrease from the first quarter of 2013 and a 22 basis point decrease from the fourth quarter of 2013. The 22 basis point decrease in net interest margin from the fourth quarter of 2013 included a 6 basis point decrease attributable to the interest accrued on the subordinated notes issued in January 2014 and an 11 basis point decrease in the total loan yield. The year-over-year decrease in net interest margin is due to the growth in loans with lower yields, the impact of the subordinated note offering ($1.6 million) and the $200.5 million increase in the average balance of liquidity assets, which includes Federal funds sold and deposits from other banks. The cost of total deposits and borrowed funds remained at 17 basis points for the first quarter of 2014.

Average loans, excluding mortgage finance loans (“MFLs”), for the first quarter of 2014 were $8.7 billion, an increase of $1.9 billion, or 27 percent, from the first quarter of 2013, and an increase of $575.4 million, or 7 percent, from the fourth quarter of 2013. Average MFLs for the first quarter of 2014 decreased $335.4 million to $2.0 billion compared to the first quarter of 2013 and decreased $211.5 million from the fourth quarter of 2013. Despite the reduction in MFLs, total average loans grew 17 percent from the first quarter of 2013 and increased 4 percent from the fourth quarter of 2013. The MFL balance at quarter-end was $660.8 million greater than the average balance for the first quarter of 2014.

Average total deposits for the first quarter of 2014 increased $2.0 billion from the first quarter of 2013 and increased $310.2 million from the fourth quarter of 2013. Average demand deposits for the first quarter of 2014 increased $851.6 million, or 34 percent, to $3.4 billion from $2.5 billion during the first quarter of 2013 and increased $92.2 million, or 3 percent, from the fourth quarter of 2013. Growth in average total deposits of $2.0 billion exceeded the growth in total average loans by $428.2 million, resulting in an increase in average liquidity assets by $200.5 million, or 194%, and a reduction in the level of average other borrowings by $748.6 million from the first quarter of 2013.

In the first quarter of 2014, we experienced a slight increase in the levels of non-performing assets which was attributable to one borrower. Credit costs, including the provision for credit losses and valuation charges related to other real estate owned (“OREO”) totaled $5.0 million in the first quarter of 2014 compared to $2.1 million in the first quarter of 2013 and $5.5 million in the fourth quarter of 2013. We recorded a $5.0 million provision for credit losses in the first quarter of 2014 compared to $2.0 million in the first quarter of 2013 and $5.0 million in the fourth quarter of 2013. The substantial majority of the provision for the first quarter of 2014 was directly related to the significant growth in loans, excluding mortgage finance loans, during the quarter. The combined reserve at March 31, 2014 decreased to 1.07 percent of loans excluding MFLs due to continuing loan growth, as compared to 1.14 percent at March 31, 2013 and 1.09 percent at December 31,

2013. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the first quarter of 2014, net charge-offs were $2.1 million compared to net charge-offs of $1.2 million in the first quarter of 2013 and net charge-offs of $1.3 million in the fourth quarter of 2013. Non-accrual loans were $43.6 million, or .48 percent of loans excluding MFLs as of March 31, 2014, $43.4 million, or .63 percent, as of March 31, 2013 and $32.4 million, or .38 percent, as of December 31, 2013. At March 31, 2014, total OREO was $2.4 million compared to $14.4 million as of March 31, 2013, and $5.1 million as of December 31, 2013. The OREO balance of $2.4 million at March 31, 2014 does not include a valuation allowance. There was no valuation charge for OREO reflected in non-interest expense in the first quarter of 2014 compared to $71,000 in the first quarter of 2013 and $466,000 in the fourth quarter of 2013.

Non-interest income decreased $925,000, or 8 percent, during the first quarter of 2014 compared to the same period of 2013 primarily related to a $1.9 million decrease in brokered loan fees as a result of declining mortgage finance volumes during the first quarter of 2014 as compared to the first quarter of 2013.

Non-interest expense for the first quarter of 2014 increased $13.6 million, or 24 percent, to $69.3 million from $55.7 million in the first quarter of 2013. The increase is primarily related to an $8.6 million increase in salaries and employee benefits to $42.1 million for the first quarter of 2014 from $33.5 million for the same period in 2013, which was primarily due to general business growth and an increase in cost the of incentives tied to our stock price. Legal and professional expense increased $1.5 million in the first quarter as compared to the same period of 2013, due to general business growth, including additional regulatory costs. FDIC insurance assessment increased $1.6 million to $2.7 million in the first quarter of 2014 as a result of the higher rates applied to banks with over $10 billion in assets.

Stockholders’ equity increased by 21 percent from $1.0 billion at March 31, 2013 to $1.2 billion at March 31, 2014, primarily due to the offering of 1.9 million common shares for net proceeds of $106.5 million in the first quarter of 2014 and retention of net income. In addition to the equity offering, we also completed a bank subordinated debt offering of $175.0 million, increasing our total regulatory capital by approximately $281.5 million. The Bank is well capitalized under regulatory guidelines and at March 31, 2014, our ratio of tangible common equity to total tangible assets was 8.7 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, deterioration of the credit quality of our loan portfolio, increased defaults and loan losses, the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K and in other filings made by Texas Capital with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(Dollars in thousands except per share data)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2014	2013	2013	2013	2013
CONSOLIDATED STATEMENT OF INCOME
Interest income	$116,611	$117,965	$115,217	$107,264	$104,179
Interest expense	8,296	6,490	6,441	6,044	6,137

Net interest income	108,315	111,475	108,776	101,220	98,042
Provision for credit losses	5,000	5,000	5,000	7,000	2,000

Net interest income after provision for credit losses	103,315	106,475	103,776	94,220	96,042
Non-interest income	10,356	11,184	10,431	11,128	11,281
Non-interest expense	69,321	70,291	62,009	68,734	55,700

Income from continuing operations before income taxes	44,350	47,368	52,198	36,614	51,623
Income tax expense	16,089	17,012	18,724	12,542	18,479

Income from continuing operations	28,261	30,356	33,474	24,072	33,144
Income (loss) from discontinued operations (after-tax)	4	3	2	1	(1)

Net income	28,265	30,359	33,476	24,073	33,143
Preferred stock dividends	2,438	2,438	2,437	2,438	81

Net income available to common shareholders	$25,827	$27,921	$31,039	$21,635	$33,062

Diluted EPS from continuing operations	$.60	$.67	$.74	$.52	$.80
Diluted EPS	$.60	$.67	$.74	$.52	$.80

Diluted shares	43,219,961	41,888,768	41,791,674	41,723,525	41,429,244

CONSOLIDATED BALANCE SHEET DATA
Total assets	$12,143,296	$11,714,397	$10,797,448	$10,977,990	$10,020,565
Loans held for investment	8,928,033	8,486,309	8,051,328	7,510,662	6,920,011
Loans held for investment, mortgage finance	2,688,044	2,784,265	2,262,085	2,838,234	2,577,830
Securities	52,960	63,214	67,815	75,861	87,527
Demand deposits	3,451,294	3,347,567	3,242,060	2,928,735	2,628,446
Total deposits	9,729,128	9,257,379	8,957,081	7,980,598	7,745,831
Other borrowings	678,026	1,025,630	449,724	1,634,630	938,134
Subordinated notes	286,000	111,000	111,000	111,000	111,000
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,230,131	1,096,350	1,066,629	1,034,955	1,013,195

End of period shares outstanding	42,958,803	41,036,370	40,934,623	40,862,481	40,771,414
Book value (excluding securities gains/losses)	$25.11	$23.02	$22.35	$21.60	$21.10
Tangible book value (excluding securities gains/losses)(1)	$24.62	$22.50	$21.82	$21.08	$20.62

SELECTED FINANCIAL RATIOS
Net interest margin	3.99%	4.21%	4.21%	4.19%	4.27%
Return on average assets	1.01%	1.10%	1.25%	0.95%	1.38%
Return on average common equity	10.20%	11.94%	13.74%	9.94%	15.82%
Non-interest income to earning assets	.38%	.42%	.40%	.46%	.49%
Efficiency ratio(2)	58.4%	57.3%	52.0%	61.2%	50.9%
Efficiency ratio (excluding OREO valuation/write-down)(3)	58.4%	56.9%	52.0%	60.8%	50.9%
Non-interest expense to earning assets	2.55%	2.65%	2.40%	2.84%	2.42%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.55%	2.63%	2.40%	2.83%	2.42%
Tangible common equity to total tangible assets(4)	8.7%	7.9%	8.3%	7.9%	8.4%

(1)	Stockholders’ equity excluding preferred stock and accumulated other comprehensive income, less goodwill and intangibles, divided by shares outstanding at period end.
(2)	Non-interest expense divided by the sum of net interest income and non-interest income.
(3)	Non-interest expense excluding OREO valuation/write-down expenses divided by the sum of net interest income and non-interest income.
(4)	Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	March 31, 2014	March 31, 2013	% Change
Assets
Cash and due from banks	$111,594	$80,440	39%
Interest-bearing deposits	146,205	86,003	70%
Federal funds sold and securities purchased under resale agreements	—	25,000	(100)%
Securities, available-for-sale	52,960	87,527	(39)%
Loans held for sale from discontinued operations	292	301	(3)%
Loans held for investment, mortgage finance	2,688,044	2,577,830	4%
Loans held for investment (net of unearned income)	8,928,033	6,920,011	29%
Less: Allowance for loan losses	90,234	75,000	21%

Loans held for investment, net	11,525,843	9,422,841	22%
Premises and equipment, net	11,767	11,249	5%
Accrued interest receivable and other assets	273,812	287,771	(5)%
Goodwill and intangibles, net	21,115	19,734	7%

Total assets	$12,143,588	$10,020,866	21%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$3,451,294	$2,628,446	31%
Interest bearing	5,886,363	4,739,067	24%
Interest bearing in foreign branches	391,471	378,318	3%

Total deposits	9,729,128	7,745,831	26%

Accrued interest payable	2,304	1,013	127%
Other liabilities	104,593	98,287	6%
Federal funds purchased	143,573	452,998	(68)%
Repurchase agreements	29,432	35,095	(16)%
Other borrowings	505,021	450,041	12%
Subordinated notes	286,000	111,000	158%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	10,913,457	9,007,671	21%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares – 10,000,000
Issued shares – 6,000,000 shares issued at March 31, 2014 and 2013	150,000	150,000	—
Common stock, $.01 par value:
Authorized shares – 100,000,000
Issued shares – 42,959,220 and 40,771,831 at March 31, 2014 and 2013, respectively	430	408	5%
Additional paid-in capital	556,247	444,477	25%
Retained earnings	521,939	415,517	26%
Treasury stock (shares at cost: 417 at March 31, 2014 and 2013)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	1,523	2,801	(46)%

Total stockholders’ equity	1,230,131	1,013,195	21%

Total liabilities and stockholders’ equity	$12,143,588	$10,020,866	21%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands except per share data)

	Three Months Ended March 31
	2014	2013
Interest income
Interest and fees on loans	$115,872	$103,182
Securities	540	939
Federal funds sold	40	6
Deposits in other banks	159	52

Total interest income	116,611	104,179
Interest expense
Deposits	4,030	3,245
Federal funds purchased	95	212
Repurchase agreements	4	4
Other borrowings	72	213
Subordinated notes	3,479	1,829
Trust preferred subordinated debentures	616	634

Total interest expense	8,296	6,137

Net interest income	108,315	98,042
Provision for credit losses	5,000	2,000

Net interest income after provision for credit losses	103,315	96,042
Non-interest income
Service charges on deposit accounts	1,696	1,701
Trust fee income	1,282	1,241
Bank owned life insurance (BOLI) income	509	498
Brokered loan fees	2,824	4,744
Swap fees	1,224	1,652
Other	2,821	1,445

Total non-interest income	10,356	11,281
Non-interest expense
Salaries and employee benefits	42,056	33,541
Net occupancy expense	4,768	3,857
Marketing	3,759	3,972
Legal and professional	5,402	3,940
Communications and technology	3,924	3,122
FDIC insurance assessment	2,725	1,078
Allowance and other carrying costs for OREO	45	430
Other	6,642	5,760

Total non-interest expense	69,321	55,700

Income from continuing operations before income taxes	44,350	51,623
Income tax expense	16,089	18,479

Income from continuing operations	28,261	33,144
Loss from discontinued operations (after-tax)	4	(1)

Net income	28,265	33,143
Preferred stock dividends	2,438	81

Net income available to common shareholders	$25,827	$33,062

Basic earnings per common share:
Income from continuing operations	$.61	$.82
Net income	$.61	$.82

Diluted earnings per common share:
Income from continuing operations	$.60	$.80
Net income	$.60	$.80

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2014	2013	2013	2013	2013
Reserve for loan losses:
Beginning balance	$87,604	$84,006	$79,428	$75,000	$74,337
Loans charged-off:
Commercial	2,336	1,605	496	2,826	1,648
Real estate – term	—	—	13	26	105
Consumer	61	—	—	26	19
Leases	50	—	2	—	—

Total loans charged-off	2,447	1,605	511	2,878	1,772
Recoveries:
Commercial	210	225	233	348	397
Real estate – term	8	60	195	7	8
Consumer	25	9	19	15	30
Leases	124	43	18	140	121

Total recoveries	367	337	465	510	556

Net charge-offs	2,080	1,268	46	2,368	1,216
Provision for loan losses	4,710	4,866	4,624	6,796	1,879

Ending balance	90,234	$87,604	$84,006	$79,428	$75,000

Reserve for off-balance sheet credit losses:
Beginning balance	$4,690	$4,556	$4,180	$3,976	$3,855
Provision for off-balance sheet credit losses	290	134	376	204	121

Ending balance	$4,980	$4,690	$4,556	$4,180	$3,976

Total reserves for credit losses	$95,214	$92,294	$88,562	$83,608	$78,976

Total provision for credit losses	$5,000	$5,000	$5,000	$7,000	$2,000

Reserve to loans	.78%	.78%	.81%	.77%	.79%
Reserve to loans excluding mortgage finance loans(2)	1.01%	1.03%	1.04%	1.06%	1.08%
Reserve to average loans	.84%	.84%	.83%	.83%	.81%
Reserve to average loans excluding mortgage finance loans(2)	1.04%	1.08%	1.09%	1.11%	1.10%
Net charge-offs to average loans(1)	.08%	.05%	.00%	.10%	.05%
Net charge-offs to average loans excluding mortgage finance loans(1)(2)	.10%	.06%	.00%	.13%	.07%
Net charge-offs to average loans for last twelve months(1)	.06%	.05%	.07%	.09%	.07%
Net charge-offs to average loans, excluding mortgage finance loans, for last twelve months(1)(2)	.07%	.07%	.10%	.12%	.10%
Total provision for credit losses to average loans(1)	.19%	.19%	.20%	.29%	.09%
Total provision for credit losses to average loans excluding mortgage finance loans(1)(2)	.23%	.24%	.26%	.39%	.12%
Combined reserves for credit losses to loans	.82%	.82%	.86%	.81%	.83%
Combined reserves for credit losses to loans, excluding mortgage finance loans(2)	1.07%	1.09%	1.10%	1.11%	1.14%

Non-performing assets (NPAs):
Non-accrual loans	$43,213	$32,375	$35,737	$38,450	$43,424
Other real estate owned (OREO)	2,420	5,110	12,805	13,053	14,426
Other repossessed assets	—	—	—	19	—

Total	$45,633	$37,485	$48,542	$51,522	$57,850

Non-accrual loans to loans	.37%	.29%	.35%	.37%	.46%
Non-accrual loans to loans excluding mortgage finance loans(2)	.48%	.38%	.44%	.51%	.63%
Total NPAs to loans plus OREO	.39%	.33%	.47%	.50%	.61%
Total NPAs to loans excluding mortgage finance loans plus OREO(2)	.51%	.44%	.60%	.68%	.83%
Total NPAs to earning assets	.39%	.33%	.47%	.49%	.60%
Reserve for loan losses to non-accrual loans	2.1x	2.7x	2.4x	2.1x	1.7x

Restructured loans	$2,825	$1,935	$4,691	$4,765	$11,755
Loans past due 90 days and still accruing(3)	$7,869	$9,325	$7,510	$7,633	$12,614

Loans past due 90 days to loans	.07%	.08%	.07%	.07%	.13%
Loans past due 90 days to loans excluding mortgage finance loans(2)	.09%	.11%	.09%	.10%	.18%

(1)	Interim period ratios are annualized.
(2)	Mortgage finance loans were previously classified as loans held for sale but have been reclassified as loans held for investment. The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.
(3)	At March 31, 2014, loans past due 90 days and still accruing includes premium finance loans of $4.7 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2014	2013	2013	2013	2013
Interest income
Interest and fees on loans	$115,872	$117,261	$114,453	$106,418	$103,182
Securities	540	621	682	773	939
Federal funds sold	40	24	22	13	6
Deposits in other banks	159	59	60	60	52

Total interest income	116,611	117,965	115,217	107,264	104,179
Interest expense
Deposits	4,030	3,858	3,699	3,228	3,245
Federal funds purchased	95	116	152	206	212
Repurchase agreements	4	5	4	5	4
Other borrowings	72	40	119	143	213
Subordinated notes	3,479	1,840	1,829	1,829	1,829
Trust preferred subordinated debentures	616	631	638	633	634

Total interest expense	8,296	6,490	6,441	6,044	6,137

Net interest income	108,315	111,475	108,776	101,220	98,042
Provision for credit losses	5,000	5,000	5,000	7,000	2,000

Net interest income after provision for credit losses	103,315	106,475	103,776	94,220	96,042
Non-interest income
Service charges on deposit accounts	1,696	1,674	1,659	1,749	1,701
Trust fee income	1,282	1,250	1,263	1,269	1,241
Bank owned life insurance (BOLI) income	509	533	423	463	498
Brokered loan fees	2,824	3,380	4,078	4,778	4,744
Swap fees	1,224	1,904	983	981	1,652
Other	2,821	2,443	2,025	1,888	1,445

Total non-interest income	10,356	11,184	10,431	11,128	11,281
Non-interest expense
Salaries and employee benefits	42,056	43,008	36,012	45,191	33,541
Net occupancy expense	4,768	4,487	4,342	4,135	3,857
Marketing	3,759	4,183	3,974	4,074	3,972
Legal and professional	5,402	5,520	3,937	4,707	3,940
Communications and technology	3,924	3,597	3,696	3,347	3,122
FDIC insurance assessment	2,725	1,923	4,357	699	1,078
Allowance and other carrying costs for OREO	45	609	267	482	430
Litigation settlement expense	—	—	(908)	—	—
Other	6,642	6,964	6,332	6,099	5,760

Total non-interest expense	69,321	70,291	62,009	68,734	55,700

Income from continuing operations before income taxes	44,350	47,368	52,198	36,614	51,623
Income tax expense	16,089	17,012	18,724	12,542	18,479

Income from continuing operations	28,261	30,356	33,474	24,072	33,144
Income (loss) from discontinued operations (after-tax)	4	3	2	1	(1)

Net income	28,265	30,359	33,476	24,073	33,143
Preferred stock dividends	2,438	2,438	2,437	2,438	81

Net income available to common shareholders	$25,827	$27,921	$31,039	$21,635	$33,062

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY – UNAUDITED

Consolidated Daily Average Balances, Average Yields and Rates

Continuing Operations

(Dollars in thousands)

	1st Quarter 2014			4th Quarter 2013			3rd Quarter 2013			2nd Quarter 2013			1st Quarter 2013
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities – Taxable	$47,027	$442	3.81%	$50,281	$480	3.79%	$54,838	$522	3.78%	$60,063	$594	3.97%	$71,220	$729	4.15%
Securities – Non-taxable(2)	10,554	151	5.80%	14,786	217	5.82%	16,879	246	5.78%	18,843	275	5.85%	22,174	323	5.91%
Federal funds sold and securities purchased under resale agreements	73,746	40	0.22%	59,409	24	0.16%	78,896	22	0.11%	54,448	13	0.10%	24,785	6	0.10%
Deposits in other banks	230,296	159	0.28%	99,185	59	0.24%	88,717	60	0.27%	91,177	60	0.26%	78,718	52	0.27%
Loans held for investment, mortgage finance loans	2,027,264	16,782	3.36%	2,238,730	20,236	3.59%	2,362,118	22,547	3.79%	2,406,246	22,440	3.74%	2,362,646	22,641	3.89%
Loans held for investment	8,717,969	99,090	4.61%	8,142,569	97,025	4.73%	7,731,901	91,906	4.72%	7,152,323	83,978	4.71%	6,842,766	80,541	4.77%
Less reserve for loan losses	87,686	—	—	84,009	—	—	79,551	—	—	75,006	—	—	74,442	—	—

Loans, net of reserve	10,657,547	115,872	4.41%	10,297,290	117,261	4.52%	10,014,468	114,453	4.53%	9,483,563	106,418	4.50%	9,130,970	103,182	4.58%

Total earning assets	11,019,170	116,664	4.29%	10,520,951	118,041	4.45%	10,253,798	115,303	4.46%	9,708,094	107,360	4.44%	9,327,867	104,292	4.53%
Cash and other assets	382,198			378,315			383,968			402,898			401,692

Total assets	$11,401,368			$10,899,266			$10,637,766			$10,110,992			$9,729,559

Liabilities and Stockholders’ Equity
Transaction deposits	$782,301	$80	0.04%	$787,720	$76	0.04%	$794,630	$102	0.05%	$1,051,199	$233	0.09%	$1,003,735	$253	0.10%
Savings deposits	4,591,493	3,304	0.29%	4,365,746	3,079	0.28%	4,057,792	2,863	0.28%	3,340,420	2,292	0.28%	3,246,675	2,297	0.29%
Time deposits	375,563	351	0.38%	385,546	394	0.41%	402,920	414	0.41%	397,868	407	0.41%	403,113	414	0.42%
Deposits in foreign branches	355,857	295	0.34%	348,240	309	0.35%	357,532	320	0.36%	340,713	296	0.35%	335,265	281	0.34%

Total interest bearing deposits	6,105,214	4,030	0.27%	5,887,252	3,858	0.26%	5,612,874	3,699	0.26%	5,130,200	3,228	0.25%	4,988,788	3,245	0.26%
Other borrowings	293,012	171	0.24%	314,018	161	0.20%	539,767	275	0.20%	727,158	354	0.20%	1,041,573	429	0.17%
Subordinated notes	227,667	3,479	6.20%	111,000	1,840	6.58%	111,000	1,829	6.54%	111,000	1,829	6.61%	111,000	1,829	6.68%
Trust preferred subordinated debentures	113,406	616	2.20%	113,406	631	2.21%	113,406	638	2.23%	113,406	633	2.24%	113,406	634	2.27%

Total interest bearing liabilities	6,739,299	8,296	0.50%	6,425,676	6,490	0.40%	6,377,047	6,441	0.40%	6,081,764	6,044	0.40%	6,254,767	6,137	0.40%
Demand deposits	3,381,501			3,289,307			3,124,602			2,914,341			2,529,927
Other liabilities	103,514			106,461			89,640			91,608			90,538
Stockholders’ equity	1,177,054			1,077,822			1,046,477			1,023,279			854,327

Total liabilities and stockholders’ equity	$11,401,368			$10,899,266			$10,637,766			$10,110,992			$9,729,559

Net interest income(2)		$108,368			$111,551			$108,862			$101,316			$98,155
Net interest margin			3.99%			4.21%			4.21%			4.19%			4.27%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.